I.        INTRODUCTION AND EXECUTIVE SUMMARY


MORTEN BEYER & AGNEW, (MBA) has been retained by Morgan Stanley & Co. International Limited to determine the Adjusted Base Values of 32 aircraft and one engine as of November 30, 1999. The aircraft and the engine and their Base Values are identified in Section II of this report.

In performing this valuation, MBA did not inspect the aircraft, and the engine or their historical maintenance documentation, and relied solely on information provided to us by Morgan Stanley Aircraft Finance. Based on the information set forth further in this report, it is our opinion that the Adjusted Base Value of the 32 aircraft and one engine in this portfolio is $ 1,004,886,000 as noted in
Section III.

MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Current Market Value assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale. It also assumes the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

II.       BASE AND ADJUSTED VALUES OF AIRCRAFT & ENGINE

                                                                                             ADJUSTED
       AIRCRAFT TYPE     ENGINE TYPE            S/N      MFG. DATE       BASE VALUE         BASE VALUE

   1   A300-600R         PW 4158               A0555      Mar-90         $49,390,000        $48,210,000
   2   A310-300          JT9D-7R4E1            A0409      Nov-85          30,520,000         29,499,000
   3   A310-300          JT9D-7R4E1            A0410      Nov-85          30,520,000         30,501,000
   4   A310-300          JT9D-7R4E1            A0437      Nov-86          33,090,000         33,419,000
   5   A320-200          CFM56-5A3             D0279      Feb-92          31,110,000         31,652,000
   6   A320-200          V2500-A1              D0393      Feb-93          32,610,000         33,098,000
   7   A320-200          V2500-A1              D0414      May-93          32,740,000         33,363,000
   8   A321-100          V2530-A5              G0597      May-96          38,610,000         37,567,000
   9   B737-300          CFM-56-3B2            25161      Feb-92          22,200,000         23,784,000
  10   B737-300          CFM56-3C1             27635      May-95          27,610,000         27,137,000
  11   B737-300          CFM56-3B2             24299      Nov-88          17,850,000         19,140,000
  12   B737-300          CFM56-3C1             26295      Dec-93          25,270,000         25,546,000
  13   B737-300F         CFM56-3B2             23811      Oct-87          19,520,000         19,936,000
  14   B737-300QC        CFM56-3B2             23788      May-87          19,080,000         19,782,000
  15   B737-400          CFM56-3C              24234      Oct-88          21,590,000         22,435,000
  16   B737-400          CFM56-3C              25104      May-93          27,490,000         27,541,000
  17   B737-400          CFM56-3C              25371      Jan-92          25,620,000         25,300,000
  18   B737-500          CFM56-3B1             25165      Apr-93          21,450,000         20,762,000
  19   B747-300          CF6-80C2              24106      Apr-88          50,480,000         51,991,000
  20   B757-200ER        RB211-535E4           24367      Feb-89          34,380,000         33,392,000
  21   B757-200ER        RB211-535E4           24260      Dec-88          34,090,000         35,424,000
  22   B757-200ER        PW2037                26272      Mar-94          44,570,000         42,618,000
  23   B767-200ER        CF6-80A               23807      Aug-87          32,050,000         28,539,000
  24   B767-300ER        CF6-80C2B2F           24798      Oct-90          57,770,000         57,665,000
  25   B767-300ER        CF6-80C2B6F           26256      Apr-93          66,540,000         67,204,000
  26   B767-300ER        CF6-80C2B6F           26260      Sep-94          70,520,000         68,534,000
  27   F.70              TAY MK620-15          11564      Dec-95          14,450,000         14,331,000
  28   F.70              TAY MK620-15          11565      Feb-96          14,550,000         14,430,000
  29   F.70              TAY MK620-15          11569      Mar-96          14,600,000         14,478,000
  30   MD-82             JT8D-219              49825      Mar-89          19,270,000         19,528,000
  31   MD-83             JT8D-219              49822      Dec-88          21,440,000         21,431,000
  32   MD-83             JT8D-219              49824      Mar-89          21,690,000         22,143,000
  33   CF6-80C2B6F       CF6-80C2B6F          704279      Jul-95           4,750,000          4,506,000
                                                                   ----------------- ------------------
                                                                      $1,007,420,000     $1,004,886,000

III.       VALUATION


In developing the Adjusted Base Values, MBA did not inspect the aircraft and the engine or their historical maintenance documentation, but relied on partial information supplied by the Client. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions are as follows:

1.       The aircraft is in good overall condition.

2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life unless otherwise specified.

3. The historical maintenance documentation has been maintained to acceptable international standards.

4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.       The aircraft is in a standard airline configuration.

6. The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7. Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.       Its utilization is comparable to industry averages.

9.       There is no history of accident or incident damage.

10.      No accounting is made for lease obligations or terms of ownership.


Maintenance Adjustments for the airframe is presented in Section IV of this report. Section V presents the adjustments related to the Engines and the Landing Gears. Since there were no information related to the Engine Life Limited Parts (LLPs) and the Landing Gears, they were all assumed to be half-life and no positive or negative adjustments were made. Depending on the Maximum Take Off Weight (MTOW) of each aircraft, adjustments are calculated based on the difference from the aircraft Base MGTOW at 59 dollars per pound.

IV.       SUMMARY OF VALUE ADJUSTMENTS

                                                       MAINTENANCE          MGTOW            ADJUSTED
     AIRCRAFT TYPE         S/N       BASE VALUE        ADJUSTMENTS       ADJUSTMENTS        BASE VALUE

   1  A300-600R         A0555        $49,390,000       ($1,180,000)               $0         $48,210,000
   2  A310-300          A0409         30,520,000       ($1,021,000)                0          29,499,000
   3  A310-300          A0410         30,520,000         ($373,000)          354,000          30,501,000
   4  A310-300          A0437         33,090,000          ($25,000)          354,000          33,419,000
   5  A320-200          D0279         31,110,000          $108,000           434,000          31,652,000
   6  A320-200          D0393         32,610,000          $228,000           260,000          33,098,000
   7  A320-200          D0414         32,740,000          $363,000           260,000          33,363,000
   8  A321-100          G0597         38,610,000       ($1,043,000)                0          37,567,000
   9  B737-300          25161         22,200,000          $758,000           826,000          23,784,000
  10  B737-300          27635         27,610,000       ($1,299,000)          826,000          27,137,000
  11  B737-300          24299         17,850,000          $552,000           738,000          19,140,000
  12  B737-300          26295         25,270,000         ($344,000)          620,000          25,546,000
  13  B737-300F         23811         19,520,000         ($410,000)          826,000          19,936,000
  14  B737-300QC        23788         19,080,000         ($183,000)          885,000          19,782,000
  15  B737-400          24234         21,590,000          $550,000           295,000          22,435,000
  16  B737-400          25104         27,490,000         ($244,000)          295,000          27,541,000
  17  B737-400          25371         25,620,000         ($999,000)          679,000          25,300,000
  18  B737-500          25165         21,450,000       ($1,028,000)          340,000          20,762,000
  19  B747-300          24106         50,480,000         ($436,000)        1,947,000          51,991,000
  20  B757-200ER        24367         34,380,000       ($1,578,000)          590,000          33,392,000
  21  B757-200ER        24260         34,090,000          $744,000           590,000          35,424,000
  22  B757-200ER        26272         44,570,000       ($1,362,000)         (590,000)         42,618,000
  23  B767-200ER        23807         32,050,000       ($1,033,000)       (2,478,000)         28,539,000
  24  B767-300ER        24798         57,770,000         ($105,000)                0          57,665,000
  25  B767-300ER        26256         66,540,000         ($516,000)        1,180,000          67,204,000
  26  B767-300ER        26260         70,520,000       ($1,573,000)         (413,000)         68,534,000
  27  F.70              11564         14,450,000         ($119,000)                0          14,331,000
  28  F.70              11565         14,550,000         ($120,000)                0          14,430,000
  29  F.70              11569         14,600,000         ($122,000)                0          14,478,000
  30  MD-82             49825         19,270,000          $110,000           148,000          19,528,000
  31  MD-83             49822         21,440,000           ($9,000)                0          21,431,000
  32  MD-83             49824         21,690,000          $453,000                 0          22,143,000
  33  CF6-80C2B6F       704279         4,750,000         ($244,000)              N/A           4,506,000
                                ----------------                                      ------------------
                                  $1,007,420,000                                          $1,004,886,000

V.       AIRFRAME MAINTENANCE CONDITION ADJUSTMENTS




                               HEAVY MAINTENANCE       INTERMEDIATE MAINTENANCE     TOTAL AIRFRAME MAINT.
     AIRCRAFT TYPE  S/N      POTENTIAL      ACTUAL     POTENTIAL        ACTUAL     POTENTIAL       ACTUAL

  1  A300-600R      A0555      $50,000    $250,000      $270,000      $900,000      $320,000   $1,150,000
  2  A310-300       A0409    ($166,667)   $300,000   ($1,041,667)   $1,250,000   ($1,208,333)  $1,550,000
  3  A310-300       A0410       66,667     300,000      (972,222)    1,250,000      (905,556)   1,550,000
  4  A310-300       A0437      133,333     300,000     1,041,667     1,250,000     1,175,000    1,550,000
  5  A320-200       D0279       40,000     200,000      (116,667)      500,000       (76,667)     700,000
  6  A320-200       D0393       40,000     200,000       150,000       500,000       190,000      700,000
  7  A320-200       D0414      173,333     200,000       200,000       500,000       373,333      700,000
  8  A321-100       G0597      (93,333)    200,000      (200,000)      500,000      (293,333)     700,000
  9  B737-300       25161       10,000     150,000       423,536       500,000       433,536      650,000
 10  B737-300       27635     (125,000)    150,000      (374,387)      500,000      (499,387)     650,000
 11  B737-300       24299      (41,461)    150,000         3,220       500,000       (38,241)     650,000
 12  B737-300       26295     (146,928)    150,000      (196,573)      500,000      (343,501)     650,000
 13  B737-300F      23811      (17,268)    150,000       132,792       500,000       115,524      650,000
 14  B737-300QC     23788            0     150,000      (183,333)      500,000      (183,333)     650,000
 15  B737-400       24234     (131,250)    175,000       425,000       600,000       293,750      775,000
 16  B737-400       25104       58,333     175,000      (440,000)      600,000      (381,667)     775,000
 17  B737-400       25371       74,178     175,000      (418,808)      600,000      (344,630)     775,000
 18  B737-500       25165      116,667     150,000      (343,750)      500,000      (227,083)     650,000
 19  B747-300       24106       70,000     350,000      (506,250)    1,800,000      (436,250)   2,150,000
 20  B757-200ER     24367      (30,556)    275,000      (447,222)      700,000      (477,778)     975,000
 21  B757-200ER     24260      122,222     275,000       602,778       700,000       725,000      975,000
 22  B757-200ER     26272      213,889     275,000      (661,111)      700,000      (447,222)     975,000
 23  B767-200ER     23807     (133,333)    200,000       300,000       900,000       166,667    1,100,000
 24  B767-300ER     24798      155,556     200,000      (525,000)      900,000      (369,444)   1,100,000
 25  B767-300ER     26256      (66,667)    200,000             0       900,000       (66,667)   1,100,000
 26  B767-300ER     26260      200,000     200,000      (572,727)      900,000      (372,727)   1,100,000
 27  F.70           11564       (7,676)    125,000      (110,951)      250,000      (118,627)     375,000
 28  F.70           11565      (10,489)    125,000      (108,993)      250,000      (119,481)     375,000
 29  F.70           11569      (12,871)    125,000      (109,372)      250,000      (122,243)     375,000
 30  MD-82          49825       25,000     150,000       385,662       600,000       410,662      750,000
 31  MD-83          49822       35,465     150,000      (333,330)      600,000      (297,865)     750,000
 32  MD-83          49824    ($108,677)   $150,000      $162,512      $600,000       $53,835     $750,000

VI.       Engine & Landing Gear Maintenance Condition Adjustments



Section V presents the adjustments related to the Engines and the Landing Gears. Since there were no information related to the Engine Life Limited Parts (LLPs) and the Landing Gears, they were all assumed to be half-life and no positive or negative adjustments were made.




                               ENGINE SHOP VISIT         ENGINE LLP         LANDING GEAR      T - O - T - A - L - S
    AIRCRAFT TYPE   S/N     POTENTIAL     ACTUAL      POTENTIALACTUAL   POTENTIAL   ACTUAL    POTENTIAL     ACTUAL

  1 A300-600R     A0555    $1,500,000  ($1,500,000)  $1,200,000   $0      $200,000     $0     $2,900,000  ($1,500,000)
  2 A310-300      A0409    $1,200,000     $187,192   $1,000,000    0      $200,000      0     $2,400,000     $187,192
  3 A310-300      A0410    $1,200,000     $459,338   $1,000,000    0      $200,000      0     $2,400,000     $459,338
  4 A310-300      A0437    $1,200,000  ($1,200,000)  $1,000,000    0      $200,000      0     $2,400,000  ($1,200,000)
  5 A320-200      D0279      $750,000     $184,649   $1,250,000    0      $135,000      0     $2,135,000     $184,649
  6 A320-200      D0393      $750,000      $37,924   $1,250,000    0      $135,000      0     $2,135,000      $37,924
  7 A320-200      D0414      $750,000     ($10,146)  $1,250,000    0      $135,000      0     $2,135,000     ($10,146)
  8 A321-100      G0597      $750,000    ($750,000)  $1,250,000    0      $135,000      0     $2,135,000    ($750,000)
  9 B737-300      25161      $800,000     $324,614   $1,000,000    0      $120,000      0     $1,920,000     $324,614
 10 B737-300      27635      $800,000    ($800,000)  $1,000,000    0      $120,000      0     $1,920,000    ($800,000)
 11 B737-300      24299      $800,000     $590,470   $1,000,000    0      $120,000      0     $1,920,000     $590,470
 12 B737-300      26295      $800,000           $0   $1,000,000    0      $120,000      0     $1,920,000           $0
 13 B737-300F     23811      $800,000    ($525,793)  $1,000,000    0      $120,000      0     $1,920,000    ($525,793)
 14 B737-300QC    23788      $800,000           $0   $1,000,000    0      $120,000      0     $1,920,000           $0
 15 B737-400      24234      $800,000     $256,109   $1,000,000    0      $135,000      0     $1,935,000     $256,109
 16 B737-400      25104      $800,000     $138,032   $1,000,000    0      $135,000      0     $1,935,000     $138,032
 17 B737-400      25371      $800,000    ($653,824)  $1,000,000    0      $135,000      0     $1,935,000    ($653,824)
 18 B737-500      25165      $800,000    ($800,000)  $1,000,000    0      $120,000      0     $1,920,000    ($800,000)
 19 B747-300      24106    $2,500,000           $0   $2,500,000    0      $325,000      0     $5,325,000           $0
 20 B757-200ER    24367    $1,100,000  ($1,100,000)  $1,400,000    0      $175,000      0     $2,675,000  ($1,100,000)
 21 B757-200ER    24260    $1,100,000      $18,572   $1,400,000    0      $175,000      0     $2,675,000      $18,572
 22 B757-200ER    26272    $1,100,000    ($915,009)  $1,400,000    0      $175,000      0     $2,675,000    ($915,009)
 23 B767-200ER    23807    $1,200,000  ($1,200,000)  $1,200,000    0      $200,000      0     $2,600,000  ($1,200,000)
 24 B767-300ER    24798    $1,200,000     $264,724   $1,200,000    0      $200,000      0     $2,600,000     $264,724
 25 B767-300ER    26256    $1,200,000    ($449,020)  $1,200,000    0      $200,000      0     $2,600,000    ($449,020)
 26 B767-300ER    26260    $1,200,000  ($1,200,000)  $1,200,000    0      $200,000      0     $2,600,000  ($1,200,000)
 27 F.70          11564      $400,000           $0     $400,000    0       $95,000      0       $895,000           $0
 28 F.70          11565      $400,000           $0     $400,000    0       $95,000      0       $895,000           $0
 29 F.70          11569      $400,000           $0     $400,000    0       $95,000      0       $895,000           $0
 30 MD-82         49825      $650,000    ($300,256)    $725,000    0      $113,000      0     $1,488,000    ($300,256)
 31 MD-83         49822      $650,000     $288,927     $725,000    0      $113,000      0     $1,488,000     $288,927
 32 MD-83         49824      $650,000     $399,025     $725,000   $0      $113,000     $0     $1,488,000     $399,025

VII.     INTRODUCTION AND EXECUTIVE SUMMARY


This report has been prepared for the exclusive use of Morgan Stanley & Co International Limited and shall not be provided to other parties by MBA without the express written consent of Morgan Stanley & Co International Limited.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Market Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engine.

This report represents the opinion of MBA as to the Current Market Value of the subject aircraft and engine and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by Morgan Stanley & Co. International Limited or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                                     PREPARED BY:
                                                     /s/ Stephen P. Rehrmann
                                                     STEPHEN P. REHRMANN
                                                     VICE PRESIDENT

                                                     REVIEWED BY:
                                                     /s/ Robert F. Agnew
FEBRUARY 25, 2000                                    ROBERT F. AGNEW
                                                     PRESIDENT